UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2010 (March 25, 2010)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Herbert J Zarkin

On March 25, 2010, the Company’s Board of Directors approved compensatory arrangements for Herbert J Zarkin in connection with Mr. Zarkin’s retirement as an employee and executive officer of the Company, which is effective on May 25, 2010 (the date of the Company’s 2010 Annual Meeting of Shareholders). The new compensatory arrangements relate to Mr. Zarkin’s roles as non-executive Chairman of the Board of Directors and consultant effective May 25, 2010.

If re-elected as a director at the 2010 Annual Meeting, Mr. Zarkin will serve as non-executive Chairman of the Board of Directors. In that capacity, he will receive an annual cash retainer of $250,000 and up to $150,000 annually in air transportation expenses for travel to and from meetings of the Board of Directors and other company related business. He will not be paid any additional meeting fees or committee membership retainers. Mr. Zarkin will be entitled to receive the same equity awards as all other non-employee directors.

In addition, effective May 25, 2010, the expiration date of Mr. Zarkin’s current employment agreement with the Company, Mr. Zarkin will serve as a consultant to the CEO and senior management of the Company pursuant to the terms of a Consulting Agreement. Under the terms of the Consulting Agreement, Mr. Zarkin will serve as a consultant for three years and receive an annual consulting fee of $575,000.

One-time Bonus Awards to Named Executive Officers

On March 25, 2010, the Executive Compensation Committee of the Company’s Board of Directors (“ECC”) approved grants of discretionary cash bonuses to the following persons who are “named executive officers” of the Company for the year ended January 31, 2009. These one-time bonuses were granted in recognition of the levels of net income achieved by the Company for the year and three-year periods ended January 31, 2009, as adjusted to exclude the impact of an accounting reserve established to pay for the settlement of a wage and hour class action lawsuit brought by several of the Company’s team members on behalf of a class of mid-managers. As a result of the reserve, under the Company’s Management Incentive Plan (“MIP”) and Growth Incentive Plan (“GIP”), the amounts paid to these executive officers (but not to the other participants in the plan) were reduced by an aggregate amount equal to the one-time bonuses.

In May 2009, the Company’s shareholders amended the list of items for which the ECC could adjust future awards in calculating payments under the MIP and GIP to allow adjustments for events resulting in gains or losses as a result of claims, litigation, lawsuit settlement or settlement of potential claims. The ECC determined that given the change approved by the shareholders, it was appropriate to pay the discretionary one-time bonuses.

Name and Title of Officer	Total One-time Bonus Award

Laura J. Sen President and Chief Executive Officer	$179,783

Thomas F. Gallagher Executive Vice President, Club Operations	$52,184

Lon F. Povich Executive Vice President, General Counsel and Secretary	$46,940

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: March 29, 2010	By:	/s/ Lon F. Povich
Lon F. Povich Executive Vice President, General Counsel and Secretary